Exhibit 99.2

April 28, 2021

Dear Fellow Shareholders,

This afternoon, following yesterday’s public filing of the registration statement and preliminary proxy statement in connection with our proposed transaction with Just Eat Takeaway.com (JET), we reported our first quarter results. Consistent with recent quarters, we are not planning to hold an earnings conference call.

Grubhub and JET remain on track to complete the transaction in the coming months. As a reminder, all required regulatory approvals for the proposed transaction have been obtained and JET’s shareholders voted overwhelmingly in favor of the proposed transaction. The registration statement and preliminary proxy statement were publicly filed with the SEC on April 27, 2021, and the Grubhub special stockholder meeting to approve the transaction and related matters as described in the preliminary proxy statement is expected to take place in June. Subject to the satisfaction of customary closing conditions, we anticipate closing the transaction shortly following the Grubhub special stockholder meeting.

Given the aforementioned timing, this is likely our last publicly reported quarter as a standalone company. And it is a perfect ending to our 18-year run as an independent company (23 if you count Seamless’ early years). We have incredibly strong momentum heading into our combination with JET. Not only did we post records in all of our key business metrics during the first quarter, our growth accelerated meaningfully from the fourth quarter of 2020. Even after adjusting for the initial decrease in orders we observed last March following the onset of COVID-19, our underlying year-over-year order growth accelerated in the high-single digits compared to our year-over-year growth in the fourth quarter of 2020. We generated 745,700 Daily Average Grubs (DAGs) (+44% year-over-year), resulting in $2.6 billion in Gross Food Sales (GFS) (+60% year-over-year) – a $10+ billion annual run-rate of local restaurant orders.

We ended the quarter with 33.0 million Active Diners (+38% year-over-year), net revenues of $550.6 million (+52% year-over-year) and negative Adjusted EBITDA of $9.3 million. Without the impact from the temporary fee caps, Adjusted EBITDA per order would have been approximately $0.80. Adjusted EBITDA was also impacted by increased delivery driver costs due to a number of transient factors during the quarter including short-term driver supply imbalances from surging demand, extreme winter weather in numerous parts of the country and, to a lesser degree, the issuance of Economic Impact Payments (i.e., stimulus payments) caused some drivers to temporarily reduce hours in March.

Grubhub also continued to support the communities in which we operate by working closely with various organizations including World Central Kitchen, Feed the Soul Foundation, NYC Restaurant Week To Go and dineL.A. Restaurant Week. We also awarded hundreds of thousands of dollars via our Driver Grant Program in support of our drivers’ local philanthropic, business or educational efforts. Finally, in the first quarter alone, we effectively conveyed more than $60 million to local restaurants across the country through COVID-related, temporary fee caps. That said, we continue to believe fee caps, which have recently started to expire in some jurisdictions, are neither an efficient nor the right way to support the long-term sustainability of restaurants.

We are extremely pleased with our record setting DAGs and GFS and our consistent underlying Adjusted EBITDA profitability ex-fee caps. We are excited about the momentum behind our hybrid marketplace as we get closer to a post-COVID environment and prepare to become part of the Just Eat Takeaway.com family.

Business Performance

Ordering Trends

We observed very robust ordering on our marketplace during the first quarter with DAGs of 745,700, an increase of 44% year-over-year (versus 31% year-over-year growth in the fourth quarter 2020) and GFS of $2.6 billion, an increase of 60% year-over-year (versus 52% year-over-year growth in the fourth quarter 2020). Even when accounting for the initial negative impact of COVID-19 we experienced in the last two weeks of March 2020, we saw a high-single digit acceleration in year-over-year order growth during the first quarter 2021 versus the fourth quarter 2020. Our singular focus on connecting diners with the best local restaurants and our consistent price leadership while maintaining similar delivery times with our logistics-oriented peers has increased diner retention and order frequency.

The strongest order growth during the quarter came from our Tier 2 and Tier 3 markets, which are primarily suburbs and smaller communities, where competition also tends to be most intense. Our sustained growth and profitability in Tier 2 and Tier 3 markets further proves that the viability of our hybrid business model is not limited to dense urban areas, but that we can be successful in driving both revenues and profits regardless of a market’s size, our Grubhub delivered versus restaurant delivered mix and/or our relative competitive position.

In Manhattan, the recovery continued with another sequential increase in DAGs in the first quarter 2021. DAGs have increased sequentially each quarter since the onset of the pandemic and were up nearly 50% in March 2021 compared to April 2020. We expect ordering activity in Manhattan to improve further, for consumers and corporate alike, as people keep returning to pre-COVID life.

Diner Acquisition and Behavior

We finished the quarter with 33.0 million Active Diners, up 38% year-over-year and a sequential increase of 1.5 million diners. New diner additions remained elevated with Tier 2 and Tier 3 markets and suburbs of Tier 1 markets accounting for the majority of our new diners. Of note, our diner behavior remains strong, with new diner repeat rates and existing diner ordering frequency still well above pre-COVID levels.

Restaurant Network

Grubhub now features over 280,000 partnered restaurants on its platform, a net increase of over 15,000 from February. Additions were relatively balanced across our three market tiers and the vast majority of new restaurant additions continue to be local businesses or small/regional chains. Even as indoor dining capacity increases throughout the country, our continued strong restaurant additions demonstrates that restaurateurs see the value in partnering with Grubhub to generate incremental orders from our marketplace to complement their dine-in business.

First Quarter Key Business Metrics1 and Financial Review

●

Active Diners and Daily Average Grubs: We finished the quarter with 33.0 million Active Diners, up 38% year-over-year and up 1.5 million sequentially from the fourth quarter. DAGs were 745,700 in the first quarter, up 44% versus the first quarter of 2020.

●

Gross Food Sales: GFS for the first quarter were $2.6 billion, an increase of 60% from the first quarter of 2020, with our average order size of $39 up 12% year-over-year and roughly unchanged sequentially.

1     Key Business Metrics are defined on page 29 of our Annual Report on Form 10-K filed on March 1, 2021.

●

Net Revenues: Net revenues for the first quarter were $551 million, an increase of 52% year-over-year and our capture rate, calculated as net revenues divided by GFS, was 21%. While our overall capture rate remains below levels reported prior to COVID due to ongoing, temporary fee caps in some of our larger markets, in markets unaffected by fee caps our restaurant pricing remains stable.

●

Operations and Support: Operations and support expenses were $393 million, an increase of 83% year-over-year, driven by the disproportionate increase in Grubhub-delivered orders and our overall order volume growth. Revenues less operations and support costs per order (“contribution profit”), which helps normalize for the mix shift to more Grubhub-delivered orders, was $2.34 per order, compared to $3.05 in the fourth quarter, with the sequential decrease primarily due to the previously discussed temporary higher delivery driver costs.

●	Sales and Marketing: Sales and marketing expenses were $127 million in the first quarter, a year-over-year increase of 40%.

●	Technology: Technology expenses were $32 million, an increase of 2% year-over-year.

●

General and Administrative: General and administrative expenses were $29 million. After adjusting for one-time costs, general and administrative expenses were $28 million compared to $25 million in the fourth quarter.

●	Depreciation and Amortization: Depreciation and amortization expenses were $38 million, consistent with the fourth quarter.

●	GAAP Net Loss: Net loss was $75 million (loss per share of $0.81), compared to net loss of $33 million (loss per share of $0.36) in the first quarter of 2020.

●

Adjusted EBITDA: First quarter 2021 negative Adjusted EBITDA was $9 million or $0.14 per order compared to Adjusted EBITDA of $31 million or $0.52 per order in the fourth quarter. Excluding temporary restaurant fee caps, our Adjusted EBITDA per order in the first quarter would have been approximately $0.80.

Thank you for your continued support.

Matt Maloney, Founder and CEO

Adam DeWitt, President and CFO

Forward-Looking Statements

This communication contains “forward-looking statements” regarding Grubhub, Just Eat Takeaway.com or their respective management’s future expectations, beliefs, intentions, goals, strategies, plans and prospects, which, in the case of Grubhub, are made in reliance on the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve substantial risks, known and unknown, uncertainties, assumptions and other factors that may cause actual results, performance or achievements to differ materially from future results expressed or implied by such forward-looking statements including, but not limited to, the occurrence of any event, change or other circumstances that could give rise to the right of one or both of Grubhub or Just Eat Takeaway.com to terminate the merger agreement; the ability to obtain approval by Grubhub stockholders on the expected schedule or at all; difficulties and delays in integrating Grubhub’s and Just Eat Takeaway.com’s businesses; risks that the proposed merger disrupts Grubhub’s or Just Eat Takeaway.com’s current plans and operations; failing to fully realize anticipated synergies, cost savings and other anticipated benefits of the proposed merger when expected or at all; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed merger; the risk that unexpected costs will be incurred; the ability of Grubhub or Just Eat Takeaway.com to retain and hire key personnel; the diversion of management’s attention from ongoing business operations; uncertainty as to the value of the Just Eat Takeaway.com ordinary shares to be issued in connection with the proposed merger; uncertainty as to the long-term value of the common stock of the combined company following the proposed merger; the continued availability of capital and financing following the proposed merger; the outcome of any legal proceedings that may be instituted against Grubhub, Just Eat Takeaway.com or their respective directors and officers; changes in global, political, economic, business, competitive, market and regulatory forces; changes in tax laws, regulations, rates and policies; future business acquisitions or disposals; competitive developments; and the timing and occurrence (or non-occurrence) of other events or circumstances that may be beyond Grubhub’s and Just Eat Takeaway.com’s control. These and other risks, uncertainties, assumptions and other factors may be amplified or made more uncertain by the COVID-19 pandemic, which has caused significant economic uncertainty. The extent to which the COVID-19 pandemic impacts Grubhub’s and Just Eat Takeaway.com’s businesses, operations and financial results, including the duration and magnitude of such effects, will depend on numerous factors, which are unpredictable, including, but not limited to, the duration and spread of the outbreak, its severity, the actions taken to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. Forward-looking statements generally relate to future events or Grubhub and Just Eat Takeaway.com’s future financial or operating performance and include, without limitation, statements relating to the proposed merger and the potential impact of the COVID-19 outbreak on Grubhub and Just Eat Takeaway.com’s business and operations. In some cases, you can identify forward-looking statements because they contain words such as “anticipates,” “believes,” “contemplates,” “could,” “seeks,” “estimates,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms.

While forward-looking statements are Grubhub’s and Just Eat Takeaway.com’s current predictions at the time they are made, you should not rely upon them. Forward-looking statements represent Grubhub’s and Just Eat Takeaway.com’s management’s beliefs and assumptions only as of the date of this communication, unless otherwise indicated, and there is no implication that the information contained in this communication is made subsequent to such date. For additional information concerning factors that could cause actual results and outcomes to differ materially from those expressed or implied in the forward-looking statements, please refer to the cautionary statements and risk factors included in Grubhub’s filings with the Securities and Exchange Commission (the “SEC”), including Grubhub’s Annual Report on Form 10-K filed with the SEC on March 1, 2021, Grubhub’s Quarterly Reports on Form 10-Q and any further disclosures Grubhub makes in Current Reports on Form 8-K. Grubhub’s SEC filings are available electronically on Grubhub’s investor website at investors.grubhub.com or the SEC’s website at www.sec.gov. For additional information concerning factors that could cause future results to differ from those expressed or implied in the forward-looking statements, please refer to Just Eat Takeaway.com’s non-exhaustive list of key risks and cautionary statements included in Just Eat Takeaway.com’s Annual Report, which is available electronically on Just Eat Takeaway.com’s investor website at www.justeattakeaway.com. Except as required by law, Grubhub and Just Eat Takeaway.com assume no obligation to update these forward-looking statements or this communication, or to update, supplement or correct the information set forth in this communication or the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. All subsequent written and oral forward-looking statements attributable to Grubhub, Just Eat Takeaway.com or any person acting on behalf of either party are expressly qualified in their entirety by the cautionary statements referenced above.

Additional Information and Where to Find It

In connection with the proposed merger, Just Eat Takeaway.com has filed with the SEC a registration statement on Form F-4 to register the shares to be issued in connection with the proposed merger. The registration statement has not yet become effective and includes a preliminary proxy statement of Grubhub/prospectus of Just Eat Takeaway.com which, when finalized, will be sent to the stockholders of Grubhub seeking their approval of the respective merger-related proposals. Also in connection with the proposed merger, Just Eat Takeaway.com will file with the Netherlands Authority for the Financial Markets (“AFM”) and/or the UK Financial Conduct Authority (“FCA”) a prospectus for the listing and admission to trading on Euronext Amsterdam and/or the admission to listing on the FCA’s Official List and to trading on the London Stock Exchange’s Main Market for listed securities of the shares to be issued in connection with the proposed merger (the “Prospectus”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM F-4 AND THE RELATED PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM F-4, THE PROSPECTUS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, THE AFM AND/OR THE FCA IN CONNECTION WITH THE PROPOSED MERGER, WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT GRUBHUB, JUST EAT TAKEAWAY.COM AND THE PROPOSED MERGER.

Investors and security holders may obtain copies of these documents and any other documents filed with or furnished to the SEC by Grubhub or Just Eat Takeaway.com free of charge through the website maintained by the SEC at www.sec.gov, from Grubhub at its website, investors.grubhub.com, or from Just Eat Takeaway.com at its website www.justeattakeaway.com. The Prospectus, as well as any supplement thereto, will be made available on the website of Just Eat Takeaway.com at its website www.justeattakeaway.com.

Participants in the Solicitation

Grubhub, Just Eat Takeaway.com and their respective directors and certain of their respective executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger under the rules of the SEC. Information about Grubhub’s directors and executive officers is available in Grubhub’s definitive proxy statement dated April 28, 2021 for its 2021 Annual Meeting of Stockholders. To the extent holdings of Grubhub securities by directors or executive officers of Grubhub have changed since the amounts contained in the definitive proxy statement for Grubhub’s 2021 Annual Meeting of Stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge from the sources indicated above, and from Grubhub by going to its investor relations page on its corporate website at investors.grubhub.com.  Information about Just Eat Takeaway.com’s directors and executive officers and a description of their interests are set forth in Just Eat Takeaway.com’s 2020 Annual Report, which may be obtained free of charge from Just Eat Takeaway.com’s website, www.justeattakeaway.com. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed merger when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Grubhub or Just Eat Takeaway.com using the sources indicated above.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended and applicable United Kingdom, Dutch and other European regulations.

Use of Non-GAAP Financial Measures

Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share attributable to common stockholders are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP.

We define Adjusted EBITDA as net income (loss) adjusted to exclude merger, acquisition, restructuring and certain legal costs, income taxes, net interest expense, depreciation and amortization and stock-based compensation expense. Non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share attributable to common stockholders exclude merger, acquisition, restructuring and certain legal costs, amortization of acquired intangible assets, stock-based compensation expense and other nonrecurring items as well as the income tax effects of these non-GAAP adjustments. We use these non-GAAP financial measures as key performance measures because we believe they facilitate operating performance comparisons from period to period by excluding potential differences primarily caused by variations in capital structures, tax positions, the impact of acquisitions, restructuring and certain legal costs, the impact of depreciation and amortization expense on our fixed assets and the impact of stock-based compensation expense. Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share attributable to common stockholders are not measurements of our financial performance under GAAP and should not be considered as an alternative to performance measures derived in accordance with GAAP.

See “Non-GAAP Financial Measures Reconciliation” below for a reconciliation of net income (loss) to Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share attributable to common stockholders.

Contacts: Adam Patnaude Investor Relations ir@grubhub.com	Katie Norris Media Relations press@grubhub.com

GRUBHUB INC.

STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31,
	2021	2020
Revenues	$550,592	$362,980
Costs and expenses:
Operations and support	393,486	214,561
Sales and marketing	127,234	90,742
Technology (exclusive of amortization)	31,951	31,273
General and administrative	29,124	38,949
Depreciation and amortization	37,717	33,363
Total costs and expenses	619,512	408,888
Loss from operations	(68,920)	(45,908)
Interest expense, net	7,158	6,380
Loss before provision for income taxes	(76,078)	(52,288)
Income tax benefit	(617)	(18,861)
Net loss attributable to common stockholders	$(75,461)	$(33,427)
Net loss per share attributable to common stockholders
Basic	$(0.81)	$(0.36)
Diluted	$(0.81)	$(0.36)
Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic	93,215	91,793
Diluted	93,215	91,793

KEY BUSINESS METRICS

	Three Months Ended March 31,
	2021	2020
Active Diners (000s)	32,960	23,892
Daily Average Grubs	745,700	516,300
Gross Food Sales (millions)	$2,604	$1,630

GRUBHUB INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$348,837	$360,232
Short-term investments	55,824	53,126
Accounts receivable, less allowances for doubtful accounts	104,727	111,802
Income tax receivable	22,229	22,472
Prepaid expenses and other current assets	20,408	24,765
Total current assets	552,025	572,397
PROPERTY AND EQUIPMENT:
Property and equipment, net of depreciation and amortization	217,677	216,146
OTHER ASSETS:
Other assets	54,373	49,201
Deferred tax assets, non-current	142	142
Operating lease right-of-use asset	85,150	88,227
Goodwill	1,007,968	1,007,968
Acquired intangible assets, net of amortization	445,136	454,838
Total other assets	1,592,769	1,600,376
TOTAL ASSETS	$2,362,471	$2,388,919
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Restaurant food liability	$136,280	$141,802
Accounts payable	16,877	19,859
Accrued payroll	40,871	27,346
Current operating lease liability	17,598	17,897
Other accruals	180,412	149,278
Total current liabilities	392,038	356,182
LONG-TERM LIABILITIES:
Deferred taxes, non-current	16,823	17,777
Noncurrent operating lease liability	100,251	103,416
Long-term debt	494,330	494,103
Other accruals	6	644
Total long-term liabilities	611,410	615,940
STOCKHOLDERS’ EQUITY:
Common stock, $0.0001 par value	9	9
Accumulated other comprehensive loss	(1,167)	(1,275)
Additional paid-in capital	1,260,714	1,243,135
Retained earnings	99,467	174,928
Total Stockholders’ Equity	$1,359,023	$1,416,797
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,362,471	$2,388,919

GRUBHUB INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(75,461)	$(33,427)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation	12,294	8,658
Amortization of intangible assets and developed software	25,423	24,705
Stock-based compensation	20,954	20,185
Deferred taxes	(954)	(2,725)
Other	(448)	3,479
Changes in assets and liabilities
Accounts receivable	6,861	(18,333)
Income taxes receivable	243	(16,311)
Prepaid expenses and other assets	(83)	(4,602)
Restaurant food liability	(5,522)	20,857
Accounts payable	(3,460)	4,678
Accrued payroll	13,525	4,277
Other accruals	30,583	26,085
Net cash provided by operating activities	23,955	37,526
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investments	(31,150)	(19,790)
Proceeds from maturity of investments	28,465	32,900
Capitalized website and development costs	(13,848)	(14,243)
Purchases of property and equipment	(9,833)	(19,678)
Acquisition of other intangible assets	—	(510)
Other cash flows from investing activities	(200)	(250)
Net cash used in investing activities	(26,566)	(21,571)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings under the credit facility	—	175,000
Taxes paid related to net settlement of stock-based compensation awards	(9,028)	(8,051)
Proceeds from exercise of stock options	1,088	1,414
Other cash flows from financing activities	(900)	—
Net cash provided by (used in) financing activities	(8,840)	168,363
Net change in cash, cash equivalents, and restricted cash	(11,451)	184,318
Effect of exchange rates on cash, cash equivalents and restricted cash	66	(600)
Cash, cash equivalents, and restricted cash at beginning of year	362,897	379,594
Cash, cash equivalents, and restricted cash at end of the period	$351,512	$563,312

GRUBHUB INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(in thousands, except per share and per order data)

	Three Months Ended March 31,
	2021	2020
Net loss	$(75,461)	$(33,427)
Income taxes	(617)	(18,861)
Interest expense, net	7,158	6,380
Depreciation and amortization	37,717	33,363
EBITDA	(31,203)	(12,545)
Merger, acquisition, restructuring and certain legal costs	967	13,376
Stock-based compensation	20,954	20,185
Adjusted EBITDA	$(9,282)	$21,016

Net loss per order	$(1.12)	$(0.71)
Adjusted EBITDA per order	$(0.14)	$0.45

	Three Months Ended March 31,
	2021	2020
Net loss	$(75,461)	$(33,427)
Stock-based compensation	20,954	20,185
Amortization of acquired intangible assets	9,702	12,685
Merger, acquisition, restructuring and certain legal costs	967	13,376
Income tax adjustments	(8,696)	(12,856)
Non-GAAP loss	$(52,534)	$(37)
Weighted-average diluted shares used to compute Non-GAAP loss per share attributable to common stockholders	93,215	91,793
Non-GAAP loss per diluted share attributable to common stockholders	$(0.56)	$(0.00)